Exhibit 99.1

LANDS' END ANNOUNCES SECOND QUARTER FISCAL 2019 RESULTS

Exceeds Revenue and EPS guidance
Global eCommerce Revenue Increases 7.3%
Comparable Sales for U.S. Company Operated Stores Rises 7.5%
Continues to Execute Strategic Initiatives to Deliver Long-Term Revenue and EBITDA Growth

DODGEVILLE, Wis., September 5, 2019 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ:LE) today announced financial results for the Second Quarter ended August 2, 2019.

•
Net revenue for the second quarter decreased 3.1% to $298.3 million as compared to the same period last year reflecting 110 fewer Lands’ End Shops at Sears, which resulted in a net revenue decline from Sears operations of $19.9 million. Excluding the impact from the Delta Air Lines launch last year and Sears operations, revenue would have increased by 5.5%.

◦	Global eCommerce revenue growth of 7.3% was driven by greater demand for key items and a high-teens increase in new customer acquisitions.

◦	Same store sales for U.S. Company operated stores increased by 7.5%.

•	Gross margin was 43.3% as compared to 44.4% in the second quarter last year.

•	Selling and administrative expenses were 41.0% of total net revenue compared to 41.9% in the second quarter last year.

•	Net loss was $3.0 million, or $0.09 loss per diluted share, as compared to Net loss of $5.3 million, or $0.16 loss per diluted share, in the second quarter of fiscal 2018.

•	Adjusted EBITDA(1) was $6.8 million compared to $7.7 million in the second quarter of fiscal 2018.

•	Earlier today, announced the opening of a Lands’ End buying office in Hong Kong with the transition plan to be completed by the Spring 2020 season.

•	Remain on track to launch American Airlines program in the fourth quarter.

Jerome S. Griffith, Chief Executive Officer and President, stated, “We were pleased to have delivered sales and net income above our expectations and adjusted EBITDA at the high end of our range, illustrating the strong progress we are making across our strategic initiatives. Product continued to resonate with consumers as we leverage data analytics to align our key item offerings with consumer demand. We believe our enhancements to our product offering combined with our marketing efforts are yielding overall growth in our customer file, which reflects high-teens growth in new customers. We are also very pleased with our retail expansion strategy with U.S. stores operating at or above expectations. Looking ahead, we remain committed to the continued advancements of our growth strategies centered on getting the product right, operating as a digitally-led company, executing a uni-channel strategy and improving business processes and infrastructure. We believe the execution of these strategies positions us to achieve double-digit EBITDA growth annually beginning in fiscal 2020 and puts us on track to achieve our stated long-term financial objectives.”

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $82.6 million as of August 2, 2019, compared to $194.4 million as of August 3, 2018 primarily due to the $100 million voluntary prepayment of long term debt. Net cash provided by operations was $17.0 million for the 26 weeks ended August 2, 2019, compared to net cash provided by operations of $24.8 million for the same period last year.

Inventory was $405.8 million as of August 2, 2019, and $349.6 million as of August 3, 2018. This increase was primarily driven by accelerated shipments prior to the implementation of anticipated tariffs.

As of August 2, 2019, the Company had $165.5 million of availability under its asset-based senior secured credit facility and had $380.6 million of Long-term debt, net, compared to long-term debt, net, of $484.4 million for the same period last year.

Fiscal 2019 Outlook

Jim Gooch, Chief Operating Officer and Chief Financial Officer, stated, “We are pleased to see the progress we are making to deliver better than expected financial results. Based on our strong performance in the first half of this year and confidence that our efforts will continue to yield results, we are raising our full year EPS outlook.”

For the third quarter of fiscal 2019 the Company expects:

•	Net revenue to be between $345 million and $355 million.

•	Net income to be between $1.5 million and $4.0 million, and diluted earnings per share to be between $0.05 and $0.12.

•	Adjusted EBITDA(1) in the range of $17.0 to $20.0 million.

For fiscal 2019 the Company expects:

•	Net revenue to be between $1.45 billion and $1.50 billion.

•	Net income to be between $12.0 million and $17.0 million, and diluted earnings per share to be between $0.37 and $0.52.

•	Adjusted EBITDA(1) in the range of $70.0 million to $80.0 million.

•	Capital Expenditures of approximately $40 million.

Conference Call

The Company will host a conference call on September 5, 2019, at 8:30 a.m. ET to review its second quarter fiscal 2019 financial results. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com or by dialing (866) 753-5836.

About Lands' End, Inc.

Lands' End, Inc. (NASDAQ:LE) is a leading multi-channel retailer of casual clothing, accessories, and footwear, as well as home products. Lands' End offers products online at www.landsend.com, on international websites, on third-party online marketplaces, and through retail locations. We are a classic American lifestyle brand with a passion for delivering quality products, legendary service and real value to our customers and we seek to deliver timeless style for women, men, kids and the home.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s expectations with respect to Net revenue, Net income, earnings per share and Adjusted EBITDA for the third quarter of fiscal 2019 and Net revenue, Net income, earnings per share, Adjusted EBITDA and Capital Expenditures for the full year of fiscal 2019; expectations as to and assessment of progress toward its long-term revenue and EBITDA margin objectives, and its expected EBITDA growth rate starting in 2020; expectations as to the timing and benefits of opening its own Hong Kong buying office and transition from prior operation; expectations as to the American Airlines launch; and the continued progress and results of the execution of our strategic growth initiatives of focusing on our product, operating as a digitally-led company, executing our uni-channel distribution strategy and improving our business processes and infrastructure. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: we may be unsuccessful in implementing our strategic initiatives, or our initiatives may not have their desired impact on our business; our ability to offer merchandise and services that customers want to purchase; changes in customer preference from our branded merchandise; our results may be materially impacted if tariffs on imports from China increase and we are unable to offset the increased costs from current or future tariffs through pricing negotiations with our vendor base, moving production out of China, passing through a portion of the cost increases to the customer, or other savings opportunities; customers' use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to our marketing efforts across all types of media; our maintenance of a robust customer list; our retail store strategy may be unsuccessful and we may be unable to open retail stores in locations and on terms that are acceptable to us; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP and Enterprise Order Management systems implementations; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; if Sears Holdings Corporation or its successor sells or disposes of its retail stores, including as part of the Chapter 11 proceedings instituted by Sears Holdings Corporation on October 15, 2018 or pursuant to the recapture rights granted to Seritage Growth Properties, and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the failure of Sears Holdings or its subsidiaries or their successors to perform under various agreements or our failure to have necessary systems and services in place when such agreements expire; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement in connection with our separation from Sears Holdings; the ability of our principal shareholders to exert substantial influence over us; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; and other risks, uncertainties and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended February 1, 2019, and Quarterly Reports on Form 10-Q. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

CONTACTS:
Lands' End, Inc.
James Gooch
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

Investor Relations:
ICR, Inc.
Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com

-Financial Tables Follow-

LANDS’ END, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	August 2, 2019	August 3, 2018	February 1, 2019*
ASSETS
Current assets
Cash and cash equivalents	$82,616	$194,391	$193,405
Restricted cash	1,826	1,953	1,948
Accounts receivable, net	24,632	25,925	34,549
Inventories, net	405,793	349,597	321,905
Prepaid expenses and other current assets	39,391	40,967	36,574
Total current assets	554,258	612,833	588,381
Property and equipment, net	153,933	142,261	149,894
Operating lease right-of-use asset	28,980	—	—
Goodwill	110,000	110,000	110,000
Intangible asset, net	257,000	257,000	257,000
Other assets	5,333	8,349	5,636
TOTAL ASSETS	$1,109,504	$1,130,443	$1,110,911
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$230,158	$186,207	$123,827
Lease liability - current	6,997	—	—
Other current liabilities	92,957	91,747	117,424
Total current liabilities	330,112	277,954	241,251
Long-term debt, net	380,555	484,350	482,453
Lease liability - long-term	26,911	—	—
Long-term deferred tax liabilities	55,516	58,420	58,670
Other liabilities	4,145	10,494	5,826
TOTAL LIABILITIES	797,239	831,218	788,200
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 authorized: 480,000,000 shares; issued and outstanding: 32,369,978, 32,212,290 and 32,220,080, respectively	324	320	320
Additional paid-in capital	356,324	349,338	352,733
Accumulated deficit	(28,732)	(36,665)	(17,159)
Accumulated other comprehensive loss	(15,651)	(13,768)	(13,183)
Total stockholders’ equity	312,265	299,225	322,711
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,109,504	$1,130,443	$1,110,911

*Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2019.

LANDS’ END, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
(in thousands, except per share data)	August 2, 2019	August 3, 2018	August 2, 2019	August 3, 2018
Net revenue	$298,267	$307,945	$560,700	$607,770
Cost of sales (excluding depreciation and amortization)	169,182	171,179	311,741	337,979
Gross profit	129,085	136,766	248,959	269,791

Selling and administrative	122,260	129,041	239,104	253,041
Depreciation and amortization	7,408	6,897	15,026	13,058
Other operating (income) expense, net	(22)	(47)	126	290
Operating (loss) income	(561)	875	(5,297)	3,402
Interest expense	6,235	7,001	14,069	13,913
Other (income) expense, net	(608)	(412)	(1,475)	3,452
Loss before income taxes	(6,188)	(5,714)	(17,891)	(13,963)
Income tax benefit	(3,174)	(429)	(8,059)	(6,048)
NET LOSS	$(3,014)	$(5,285)	$(9,832)	$(7,915)
NET LOSS PER COMMON SHARE
Basic:	$(0.09)	$(0.16)	$(0.30)	$(0.25)
Diluted:	$(0.09)	$(0.16)	$(0.30)	$(0.25)

Basic weighted average common shares outstanding	32,368	32,212	32,314	32,168
Diluted weighted average common shares outstanding	32,368	32,212	32,314	32,168

Use and Definition of Non-GAAP Financial Measures
(1)Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below.
Our management uses Adjusted EBITDA to evaluate the operating performance of our business for comparable periods, and as an executive compensation metric. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and is useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for the following items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦	Gain or loss on property and equipment - management considers the gains or losses on asset valuation, including impairments, to result from investing decisions rather than ongoing operations.

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended				26 Weeks Ended
	August 2, 2019		August 3, 2018		August 2, 2019		August 3, 2018
(in thousands)	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue
NET LOSS	$(3,014)	(1.0)%	$(5,285)	(1.7)%	$(9,832)	(1.8)%	$(7,915)	(1.3)%
Income tax benefit	(3,174)	(1.1)%	(429)	(0.1)%	(8,059)	(1.4)%	(6,048)	(1.0)%
Other (income) expense, net	(608)	(0.2)%	(412)	(0.1)%	(1,475)	(0.3)%	3,452	0.6%
Interest expense	6,235	2.1%	7,001	2.3%	14,069	2.5%	13,913	2.3%
Operating (loss) income	(561)	(0.2)%	875	0.3%	(5,297)	(0.9)%	3,402	0.6%
Depreciation and amortization	7,408	2.5%	6,897	2.2%	15,026	2.7%	13,058	2.1%
Other Operating Expense	0	—%	2	—%	207	—%	184	—%
(Gain) loss on property and equipment	(22)	—%	(49)	—%	(81)	—%	106	—%
Adjusted EBITDA (1)	$6,825	2.3%	$7,725	2.5%	$9,855	1.8%	$16,750	2.8%

Fiscal 2019 Guidance	13 Weeks Ended			52 Weeks Ended
(in millions)	November 1, 2019			January 31, 2020
Net (loss) income	$1.5	-	$4	$12	-	$17
Depreciation, interest, other income, taxes and other adjustments	15.5	-	16	58	-	63
Adjusted EBITDA (1)	$17	-	$20	$70	-	$80

LANDS’ END, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	26 Weeks Ended
(in thousands)	August 2, 2019	August 3, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,832)	$(7,915)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,026	13,058
(Gain) loss on property and equipment	(141)	284
Amortization of debt issuance costs	864	965
Stock-based compensation	4,303	2,696
Noncash lease impacts	830	—
Deferred income taxes	(1,877)	128
Change in operating assets and liabilities:
Inventories	(86,350)	(20,223)
Accounts payable	111,427	33,678
Other operating assets	6,358	18,545
Other operating liabilities	(23,570)	(16,384)
Net cash provided by operating activities	17,038	24,832
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(24,843)	(22,203)
Net cash used in investing activities	(24,843)	(22,203)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan facility	(102,575)	(2,575)
Payments of employee withholding taxes on share-based compensation	(708)	(533)
Net cash used in financing activities	(103,283)	(3,108)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	177	(1,114)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(110,911)	(1,593)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	195,353	197,937
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$84,442	$196,344
SUPPLEMENTAL CASH FLOW DATA
Unpaid liability to acquire property and equipment	$5,222	$4,990
Income taxes paid, net of refunds	$3,036	$1,349
Interest paid	$12,702	$12,938

Net revenue is presented by product channel in the following tables for the 13 Weeks Ended and 26 weeks ended August 2, 2019, and August 3, 2018.

	13 Weeks Ended		26 Weeks Ended
(in thousands)	August 2, 2019	August 3, 2018	August 2, 2019	August 3, 2018
eCommerce	$218,651	$203,796	$427,552	$402,565
Outfitters	65,452	72,806	108,536	147,410
Retail	14,164	31,343	24,612	57,795
Total net revenue	$298,267	$307,945	$560,700	$607,770